                             WARRANT AGREEMENT
                          for "Series A Warrants"

 AGREEMENT (this "Agreement") dated as of April 11, 2016, by and among the
EPIC Medicor Corporation, a Colorado corporation (the "Company"), and R Tucker
& Associates, Inc., as warrant agent (the "Warrant Agent").

                              Witnesseth

 WHEREAS, in connection with a public offering (the "Private Placement"), the
Company is issuing 5,000,000 Series A Warrants ("Warrants"), each Warrant exercisable to purchase two shares of the Company's common stock, no par value
("Common Stock").

 WHEREAS, the Company desires the Warrant Agent or its authorized successor to act on behalf of the Company.  The Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants and the issuance of certificates representing the Warrants;

 NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

 SECTION 1. Definitions.

 As used herein, the following terms shall have the following meanings:

 "Common Stock" means stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 150,000,000 authorized shares of Common
Stock.

 "Corporate Office" means the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 1623 Tradewinds Lane, California 92660.

"Exercise Date" means the date the Warrant Agent receives both (a) the Warrant
Certificate representing such Warrant, with the exercise form duly executed by the Registered Holder or his attorney duly authorized in writing, and (b)
payment in cash, or by official bank or certified check payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

"Purchase Price" means the purchase price to be paid upon exercise of each
Warrant in accordance with the terms hereof, which price will be $0.075 per each share for 5,000,000 warrants, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof, and subject to the Company's right to redeem the Warrants upon notice to all warrant holders.

Registered Holder" means the person in whose name any certificate representing
Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

"Transfer Agent" means Corporate Stock Transfer, as the Company's transfer agent, or its authorized successor, as such.

"Warrant Expiration Date" means 5:00 P.M. (Colorado time) on the 24 month after the effective date, provided that if such date shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then 5:00 P.M.
(Colorado time) on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close. Upon notice to all warrant holders the Company shall have the right to extend the Warrant
Expiration Date.

SECTION 2. Warrants and Issuance of Warrant Certificates.

 (a) A Warrant shall initially entitle the Registered Holder of the Warrant
Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8 and to the limitation provided in Section 23.

 (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 5,000,000 shares of Common
Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

 (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (I) those initially issued hereunder, (ii) those issued upon the exercise of fewer than all Warrants represented by any Warrant
Certificate, to evidence any un-exercised Warrants held by the exercising
Registered Holder, (iii) those issued upon any transfer or exchange pursuant to
Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (a) any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) other modifications approved by Warrant holders in accordance with Section 16 hereof.

SECTION 3. Form and Execution of Warrant Certificates.

  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter "WA1-."

 (b) Warrant Certificates shall be executed on behalf of the Company by its
Chairman of the Board, President or any Vice President and by its Secretary or
an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant
Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such
Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company,
Warrant Certificates shall be delivered by the Warrant Agent to the Registered
Holder.

SECTION 4. Exercise.

 (a) Each Warrant may be exercised by the Registered Holder thereof at any time during the exercise period and prior to the Warrant Expiration Date upon the terms and subject to the conditions, including without limitation, compliance with applicable securities laws, set forth herein and in the applicable Warrant Certificate.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date.  As soon as practicable on or after the
Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to  the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the
Registered Holder). Not with standing the foregoing, in the case of payment made in the form of a check drawn on an account of the Company, certificates shall immediately be issued without any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

 (b) On the Exercise Date in respect of the exercise of any Warrant, simultaneously with the receipt of the proceeds upon exercise of the Warrant(s)
so exercised, the Company will pay from the proceeds received upon exercise of the Warrant(s) the Company.

 The Company will reimburse the Warrant Agent, upon request, for its reasonable expenses relating to complying with this Section 4(b).

SECTION 5. Reservation of Shares: Listing: Payment of Taxes: etc.

 (a) The Company covenants that it will always reserve and keep available out of its authorized Common Stock, solely for issue upon exercise of Warrants, such number of shares of Common Stock as will then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which will be issuable upon exercise of the Warrants and payment of the Purchase
Price will, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than those that arise because of the action or inaction of the Registered Holder).

 (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company will not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

 (c) The Company will pay all documentary, stamp or similar taxes and other governmental charges that may be imposed on the issuance of the Warrants, or the issuance and the delivery of any shares upon the exercise of the Warrants;
provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery will be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

 (d) The Warrant Agent is hereby irrevocably authorized to requisition the
Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

SECTION 6. Exchange and Registration of Transfer.

 Subject to the restrictions on transfer contained in the Warrant
Certificates and the Subscription Agreements between the Company and the purchasers of Units:

 (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part; provided that no transfers, sales or other dispositions of the Warrants may be made except after the time periods and in the percentages set forth in Section 1.9 of the Subscription Agreements. Warrant
Certificates to be exchanged shall be surrendered to the Warrant Agent at its
Corporate Office, and upon satisfaction of the terms and provisions hereof, the
Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the
Registered Holder making the exchange shall be entitled to receive.

  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant
Certificates and the transfer thereof in accordance with its regular practice.
Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or
Certificates representing an equal aggregate number of Warrants.

 (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney in fact duly authorized in writing.

 (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

 (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant
Agent and thereafter retained by the Warrant Agent until termination of this
Agreement or resignation of the Warrant Agent, or disposed of or destroyed, at the direction of the Company.

 (f) Prior to due presentment for registration of transfer thereof, the
Company and the Warrant Agent may deem and treat the Registered Holder of any
Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7. Loss or Mutilation.

 Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any
Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant
Certificate has been acquired by a bonafide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute
Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

SECTION 8. Adjustment of Purchase Price and Number of Shares of Common Stock or
Warrants.

 The Purchase Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

 (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii)
subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of
Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be successively whenever any event listed above shall occur.

 (b) Whenever the Purchase Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the
Purchase Price in effect on the date hereof and dividing the product so obtained by the Purchase Price, as adjusted.

 (c) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least five cents (0.05)
in such price; provided, however, that any adjustments which by reason of this
Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section
8 to the contrary not withstanding, the Company shall be entitled, but shall not be required, to make such changes in the Purchase Price, in addition to those required by this Section 8 as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the
Registered Holder of Common Stock or securities convertible into Common Stock
(including Warrants).

 (d) Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly but no later than 20 days after any request for such an adjustment by the Registered Holder, cause a notice setting forth the adjusted
Purchase Price and adjusted number of Shares issuable upon exercise of each
Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Registered Holder at his last address appearing in the warrant register of the Warrant Agent, and shall cause a certified copy thereof to be mailed to its Warrant Agent. The Company may retain a firm of independent certified public accountants selected by the Board of
Directors (who may be the regular accountants employed by the Company) to make any computations required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

 (e) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Registered Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (a) above.

 (f) Irrespective of any adjustments in the Purchase Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

SECTION 9. Reclassification. Reorganization or Merger.

 In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this
Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other that Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (a) of
Section (8) hereof.

 SECTION 10. Fractional Warrants and fractional Shares.

 (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the
Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

 (1)   If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market  System ("NMS") the current market value shall be the last reported sale price of Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

  (2)    If the Common Stock is listed in the over the counter market
(other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

 (3)  If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be prescribed by the Board of Directors of the Company.

SECTION 11. Warrant Holders Not Deemed Stockholders.

 No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

SECTION 12. Rights of Action.

 All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a
Warrant, without consent of the Warrant Agent or of the holder of any other
Warrant, may, on his own behalf and for his own benefit, enforce against the
Company his right to exercise his Warrants for the purchase of shares of Common
Stock in the manner provided in the Warrant Certificate and this Agreement.

SECTION 13. Agreement of Warrant Holders.

 Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

 (a) The Warrants are transferable only on the registry books of the Warrant
Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such
Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

 (b) The Company may deem and treat the person in whose name the Warrant
Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

SECTION 14. Cancellation of Warrant Certificates.

 If the Company shall purchase or acquire any Warrant or Warrants, the
Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

SECTION 15. Concerning the Warrant Agent.

  The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof.
The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

 The Warrant Agent shall account promptly to the Company with respect to
Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The
Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company and R Tucker for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and records (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant
Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 8, during normal business hours.

 The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (I) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

 The Warrant Agent may at any time consult with counsel satisfactory to it
(who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the written opinion or advice of such counsel.

 Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the
Chairman of the Board, President, any Vice President, its Secretary, or
Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed
by it to be genuine.

 The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

 The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the
Warrant Agent's own negligence or willful misconduct), after giving 30 days'
prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant
Certificate at the Company's expense.

 Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the
Company fails to make an appointment within a period of 15 days after it has been notified in writing of the resignation, the Registered Holder of any
Warrant Certificate may apply to a court of competent jurisdiction to appoint a new warrant agent.  When the new warrant agent's written acceptance is received by the Company, the new warrant agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

 Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party  shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant
Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant
Certificate.

 The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 16. Modification of Agreement.

  The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (I) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii)to reflect an increase in the number of
Warrants which are to be governed by this Agreement resulting from an increase in the size of the Private Placement Offering; or (iii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not other vise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such
Warrant, other than such changes as are specifically prescribed by this
Agreement as originally executed.

SECTION 17. Notices.

 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the
Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 76 Costa Brava, Laguna Niguel, California 92677.

SECTION 18. Governing Law.

 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to its principles of conflict of laws.

SECTION 19. Binding Effect.

 This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

SECTION 20. Termination.

 This Agreement shall terminate on the earlier to occur of (I) the close of business on the Expiration Date of all the Warrants; (ii) the date upon which all Warrants have been exercised.

SECTION 21. Counter parts.

 This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

SECTION 22.  Extension of Time and/or Lowering of price per share.

 The Company, in the exercise of its absolute discretion, retains the right to extend the expiration date and or to reduce the exercise price of the
Warrants remaining outstanding.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EPIC Meditor Corporation

By: /s/ Ronald S. Tucker
Name: Ronald S. Tucker
Title: President

R Tucker & Associates, Inc.

By: /s/ Ronald S. Tucker
Name: Ronald S. Tucker
Title: President